Exhibit 3.3

MSD INVESTMENT CORP.,LLC

ARTICLES OF CONVERSION

FROM A

DELAWARE LIMITED LIABILITY COMPANY

TO A

MARYLAND LIMITED LIABILITY COMPANY

October 21, 2021

MSD Investment Corp., LLC, a Delaware limited liability (the “Company”), hereby files these articles of conversion (these “Articles”) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) for the purposes of converting from a Delaware limited liability company to a Maryland limited liability company (the “Conversion”) under Section 4A-1101 of the Maryland Limited Liability Company Act (the “MD Act”) and Section 16-216 of the Delaware Limited Liability Company Act (the “DE Act”) and certifies:

FIRST:	The Company is a Delaware limited liability company, formed by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on February 18, 2021. The name under which the Company was originally formed was “MSD Investment Corp., LLC”. The name of the Company immediately prior to the filing of these Articles is “MSD Investment Corp., LLC”.

SECOND:	The name of the Maryland limited liability company into which the Company shall be converted is “MSD Investment, LLC” (the “Converted Entity”).

THIRD:	The conversion has been approved in accordance with Subtitle 11 of Title 4A of the MD Act.

FOURTH	By virtue of these Articles and the Articles of Organization filed with the SDAT, the Company is converting into a Maryland limited liability company under and pursuant to the DE Act and the MD Act. Upon the completion of the conversion in accordance with DE Act and the MD Act, the Converted Entity shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Company.

FIFTH:	The manner and basis of converting the outstanding membership interests of the Company into membership interests in the Converted Entity is as follows: Upon completion of the Conversion, all membership interests in the Company will be immediately converted into the same percentage interest of membership interests of the Converted Entity.

SIXTH:	The conversion is effective upon the date and time these Articles are accepted for record by SDAT.

SEVENTH:	The undersigned acknowledges these Articles to be the act and deed of the Company and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the Company are true in all material respects and that this statement is made under the penalties of perjury.

[Signatures on Following Page]

IN WITNESS WHEREOF, these Articles have been duly executed on behalf of the Company as of the date first set forth above.

COMPANY:

MSD Investment Corp., LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President & Authorized Person

Signature Page to Articles of Conversion of MSD Investment Corp., LLC